SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 23, 2009
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events
SIGNATURES

Explanatory Note
United Community Banks, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on August 24, 2009 (the “Original Report”) to include cautionary statements about the forward-looking information contained in Item 8.01, which cautionary statements were inadvertently omitted from the Original Report.
This amendment restates the information contained in the Original Report, which has not been changed, and inserts the cautionary statements at the end of Item 8.01.
Item 8.01 Other Events.
On September 23, 2009, United Community Banks, Inc. (the “Company”) announced the launch of an offering of $175 million of the Company’s common stock.
The Company disclosed the following in the section of the prospectus supplement filed in connection with the offering in the section entitled “Summary—Recent Developments”:
     “Third Quarter Results
     With eight days remaining in the third quarter of 2009, our results for that period are not yet available. Although our definitive report of operating results for the third quarter may change, we currently expect to report a net loss in the range of $41 million to $44 million, or 88 cents to 94 cents per diluted share, assuming no goodwill impairment as discussed below, and taxable equivalent net interest revenue of $62 million to $64 million. Our results are primarily being driven by a provision for loan losses expected to range between $90 million and $95 million resulting primarily from a similar level of net charge-offs. Net charge-offs and the provision for loan losses for the second quarter were $58.3 million and $60.0 million, respectively. Non-performing assets are expected to increase slightly over the level for the second quarter of 2009. At the end of the second quarter, non-performing assets totaled $392.6 million, or 4.67% of total assets. To date in the third quarter, we have sold approximately $40 million of non-performing assets and have entered into contracts to sell approximately $26 million more. Our results for the third quarter of 2009 are expected to be positively impacted by an improvement in the net interest margin of 10 to 15 basis points. Our taxable equivalent net interest margin was 3.28% for the second quarter of 2009.
     We are in the process of performing an interim goodwill impairment assessment due to our continuing credit losses. Our estimated third quarter net loss does not reflect a possible non-cash charge for impairment of goodwill. As of June 30, 2009, we had $235.6 million in goodwill. Based on our preliminary review, we believe that goodwill impairment charges for the third quarter of 2009, if any, should not exceed $35 million.
     Our expectations for the third quarter of 2009 discussed above are estimates only and actual results may differ materially from our current estimates. Factors that could cause our actual results to differ from our current estimates include, but are not limited to, the factors described in the section entitled “Risk Factors.”
     Internal Analysis of Capital
     The Federal Reserve Board recently conducted the Supervisory Capital Assessment Program, or the “SCAP,” commonly referred to as the “stress test,” of the near-term capital needs of the nineteen largest U.S. bank holding companies. Although we were not among the bank holding companies that the Federal Reserve reviewed under the SCAP, we have historically conducted internal analyses of our capital position and did so as of June 30, 2009, using most of the same methodologies of the SCAP. Based upon our most recent internal analysis, we believe that, assuming completion of this offering, we would be able to demonstrate that we would meet the SCAP common equity threshold at or above 4% of risk weighted assets under the “More Adverse” scenario of SCAP. As a result, we have begun to take steps, including this offering, to improve our capital and common equity position.

     Regulatory Matters
     Our subsidiary bank is currently being examined by the FDIC. The examiners have substantially completed their field work but have not yet prepared the Report of Examination. While as of June 30, 2009 we were categorized as “well-capitalized” under current regulations, the examiners encouraged us to raise capital in light of our continuing credit weakness and have preliminarily indicated that they expect to recommend that the FDIC enter into some form of informal memorandum of understanding or formal enforcement action with the bank based on the results of the FDIC’s examination. Any such recommendation by the examiners is subject to review and must be confirmed or overruled by more senior FDIC officials at the FDIC’s Atlanta Regional Office and is subject to further possible review by FDIC officials in Washington. We believe that the successful completion of this offering, coupled with our ongoing efforts to reduce classified assets, through note and asset sales, will limit any enforcement action to an informal memorandum of understanding with the FDIC.”
The prospectus supplement also included some of the risk factors that the Company previously disclosed in its annual report on Form 10-K for the year ended December 31, 2008 and in its quarterly report on Form 10-Q for the quarter ended June 30, 2009, and included several new risk factors. The risk factors included in the prospectus supplement are set forth below:
“Risks Associated with Our Business and Industry
We have incurred significant operating losses and cannot assure you that we will be profitable.
We incurred a net operating loss of $55.0 million, or $1.24 per share, for the six months ended June 30, 2009, and $63.5 million, or $1.35 per share, for the year ended December 31, 2008, in each case due primarily to credit losses and associated costs, including a significant provision for loan losses. Although we have taken a significant number of steps to reduce our credit exposure, we likely will continue to have a higher than normal level of non-performing assets and substantial charge-offs through 2009 and into 2010, which would continue to adversely impact our overall financial condition and results of operations.
The results of our most recent internal stress test may not accurately predict the impact on our financial condition if the economy were to continue to deteriorate.
We recently conducted an internal analysis of our capital position. Our analysis was based on the tests that were recently administered to the nation’s nineteen largest banks by Treasury in connection with its Supervisory Capital Assessment Program. Under the stress test, we applied many of the same methodologies but less severe loss assumptions than Treasury applies in its program to estimate our credit losses, resources available to absorb those losses and any necessary additions to capital that would be required under the “more adverse” stress test scenario. As a result, our estimates for loan losses are lower than those suggested by the SCAP assumptions.
We have also calculated our loss estimates based on the SCAP test, and while we believe we have appropriately applied Treasury’s assumptions in performing this internal stress test, results of this test may not be comparable to the results of stress tests performed and publicly released by Treasury, and the results of this test may not be the same as if the test had been performed by Treasury.
The results of these stress tests involve many assumptions about the economy and future loan losses and default rates, and may not accurately reflect the impact on our financial condition if the economy does not improve or continues to deteriorate. Any continued deterioration of the economy could result in credit losses significantly higher, with a corresponding impact on our financial condition and capital, than those predicted by our internal stress test.

Our industry and business have been adversely affected by conditions in the financial markets and economic conditions generally and recent efforts to address difficult market and economic conditions may not be effective.
Since mid-2007, and particularly during the second half of 2008, the financial markets and economic conditions generally have been materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all residential construction, particularly in metro Atlanta, and residential mortgages as property prices declined rapidly and affected nearly all asset classes. The effect of the market and economic downturn also spread to other areas of the credit markets and in the availability of liquidity. The magnitude of these declines led to a crisis of confidence in the financial sector as a result of concerns about the capital base and viability of certain financial institutions. These declines have caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with other financial institutions and, in some cases, to fail. In addition, customer delinquencies, foreclosures and unemployment have also increased significantly.
The Emergency Economic Stabilization Act of 2008 (the “EESA”) and American Recovery and Reinvestment Act of 2009 (the “ARRA”) were signed into law in response to the financial crisis affecting the banking system, financial markets and economic conditions generally. Pursuant to the EESA, Treasury announced the Capital Purchase Program (“CPP”) under TARP pursuant to which it has purchased preferred stock in participating financial institutions. The ARRA included a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health, and education needs. In addition, ARRA, and Treasury guidance issued thereafter, imposed certain new executive compensation and corporate expenditure limits on all TARP recipients until the institution has repaid Treasury.
The EESA and ARRA have been followed by numerous actions by the U.S. Congress, Federal Reserve Board, Treasury, the FDIC, the SEC and others to address the current crisis. These measures include homeowner relief that encourages loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; regulatory action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the banking sector. We are not yet certain, however, of the actual impact that EESA, including TARP and the CPP, the ARRA, and the other initiatives described above will have on the banking system and financial markets or on us.
The current economic pressure on consumers and businesses and lack of confidence in the financial markets has adversely affected our business, financial condition and results of operations and may continue to result in credit losses and write-downs in the future. The failure of government programs and other efforts to help stabilize the banking system and financial markets and a continuation or worsening of current economic conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.

Our ability to raise additional capital could be limited and could affect our liquidity and could be dilutive to existing shareholders.
We may be required or choose to raise additional capital, including for strategic, regulatory or other reasons. Current conditions in the capital markets are such that traditional sources of capital may not be available to us on reasonable terms if we needed to raise additional capital. In such case, there is no guarantee that we will be able to successfully raise additional capital at all or on terms that are favorable or otherwise not dilutive to existing shareholders.
Capital resources and liquidity are essential to our businesses and could be negatively impacted by disruptions in our ability to access other sources of funding.
Capital resources and liquidity are essential to our businesses. We depend on access to a variety of sources of funding to provide us with sufficient capital resources and liquidity to meet our commitments and business needs, and to accommodate the transaction and cash management needs of our customers. Sources of funding available to us, and upon which we rely as regular components of our liquidity and funding management strategy, include traditional and brokered deposits, inter-bank borrowings, Federal Funds purchased and Federal Home Loan Bank advances. We also raise funds from time to time in the form of either short-or long-term borrowings or equity issuances.
Our capital resources and liquidity could be negatively impacted by disruptions in our ability to access these sources of funding. With increased concerns about bank failures, traditional deposit customers are increasingly concerned about the extent to which their deposits are insured by the FDIC. Customers may withdraw deposits from our subsidiary bank in an effort to ensure that the amount that they have on deposit is fully insured. In addition, the cost of brokered and other out-of-market deposits and potential future regulatory limits on the interest rate we pay for brokered deposits could make them unattractive sources of funding. Further, factors that we cannot control, such as disruption of the financial markets or negative views about the financial services industry generally, could impair our ability to access other sources of funds. Other financial institutions may be unwilling to extend credit to banks because of concerns about the banking industry and the economy generally and, given recent downturns in the economy, there may not be a viable market for raising short or long-term debt or equity capital. In addition, our ability to raise funding could be impaired if lenders develop a negative perception of our long-term or short-term financial prospects. Such negative perceptions could be developed if we are downgraded or put on (or remain on) negative watch by the rating agencies, we suffer a decline in the level of our business activity or regulatory authorities take significant action against us, among other reasons.
Among other things, if we fail to remain “well-capitalized” for bank regulatory purposes, because we do not qualify under the minimum capital standards or the FDIC otherwise downgrades our capital category, it could affect customer confidence, our ability to grow, our costs of funds and FDIC insurance costs, our ability to pay dividends on common stock, and our ability to make acquisitions, and we would not be able to accept brokered deposits without prior FDIC approval. To be “well-capitalized,” a bank must generally maintain a leverage capital ratio of at least 5%, a Tier I risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. However, our regulators could require us to increase our capital levels. For example, regulators frequently require financial institutions with high levels of classified assets to maintain a leverage ratio of at least 8%. Our failure to remain “well-capitalized” or to maintain any higher capital requirements imposed on us could negatively affect our business, results of operations and financial condition, generally.
If we are unable to raise funding using the methods described above, we would likely need to finance or liquidate unencumbered assets to meet maturing liabilities. We may be unable to sell some of our assets, or we may have to sell assets at a discount from market value, either of which could adversely affect our results of operations and financial condition.

Changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which we are perceived in such markets, may adversely affect financial condition or results of operations.
In general, the amount, type and cost of our funding, including from other financial institutions, the capital markets and deposits, directly impacts our operating costs and our assets growth and therefore, can positively or negatively affect our financial condition or results of operations. A number of factors could make funding more difficult, more expensive or unavailable on any terms, including, but not limited to, our operating losses, our ability to remain “well capitalized,” events that adversely impact our reputation, disruptions in the capital markets, events that adversely impact the financial services industry, changes affecting our assets, interest rate fluctuations, general economic conditions and the legal, regulatory, accounting and tax environments. Also, we compete for funding with other financial institutions, many of which are substantially larger, and have more capital and other resources than we do. In addition, as some of these competitors consolidate with other financial institutions, their competitive advantages may increase. Competition from these institutions may also increase the cost of funds.
Our business is subject to the success of the local economies and real estate markets in which we operate.
Our success significantly depends on the growth in population, income levels, loans and deposits and on stability in real estate values in our markets. If the communities in which we operate do not grow or if prevailing economic conditions locally or nationally do not improve significantly, our business may be adversely affected. Since mid-2007, the financial markets and economic conditions generally have experienced a variety of difficulties. In particular, the residential construction and commercial development real estate markets in the Atlanta market have experienced substantial deterioration. If market and economic conditions continue to deteriorate or remain at their current level of deterioration for a sustained period of time, such conditions may lead to additional valuation adjustments as we continue to reassess the market value of our loan portfolio, greater losses on defaulted loans and on the sale of other real estate owned. Additionally, such adverse economic conditions in our market areas, specifically decreases in real estate property values due to the nature of our loan portfolio, approximately 90% of which is secured by real estate, could reduce our growth rate, affect the ability of our customers to repay their loans and generally affect our financial condition and results of operations. We are less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of more diverse economies.

Our concentration of residential construction and development loans is subject to unique risks that could adversely affect our results of operations and financial condition.
Our residential construction and development loan portfolio was $1.3 billion at June 30, 2009, comprising 24% of total loans. Residential construction and development loans are often riskier than home equity loans or residential mortgage loans to individuals. Poor economic conditions have resulted in decreased demand for residential housing, which, in turn, has adversely affected the development and construction efforts of residential real estate developer borrowers. Consequently, economic downturns like the current one impacting our market areas adversely affect the ability of residential real estate developer borrowers to repay these loans and the value of property used as collateral for such loans. A sustained weak economy could also result in higher levels of non-performing loans in other categories, such as commercial and industrial loans, which may result in additional losses. Because of the general economic slowdown we are currently experiencing, these loans represent higher risk due to slower sales and reduced cash flow that affect the borrowers’ ability to repay on a timely basis and could result in a sharp increase in our total net-charge offs and could require us to significantly increase our allowance for loan losses, which could have a material adverse effect on our financial condition or results of operations.
Our concentration of commercial real estate loans is subject to unique risks that could adversely affect our results of operations and financial condition.
Our commercial real estate loan portfolio was $2.6 billion at June 30, 2009, comprising 46% of total loans. Commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential mortgage loans. Consequently, an adverse development with respect to one commercial loan or one credit relationship may expose us to a significantly greater risk of loss compared to an adverse development with respect to one residential mortgage loan. The repayment of loans secured by commercial real estate in our loan portfolio is dependent upon both the successful operation of the related real estate or commercial project and the business operated out of that commercial real estate site, as many of the commercial real estate loans are for borrower-owned sites. If the cash flows from the project are reduced or if the borrower’s business is not successful, a borrower’s ability to repay the loan may be impaired. This cash flow shortage may result in the failure to make loan payments. In such cases, we may be compelled to modify the terms of the loan. In addition, the nature of these loans is such that they are generally less predictable and more difficult to evaluate and monitor. As a result, repayment of these loans may, to a greater extent than residential mortgage loans, be subject to adverse conditions in the real estate market or economy. In addition, many economists believe that deterioration in income producing commercial real estate is likely to worsen as vacancy rates continue to rise and absorption rates of existing square footage and/or units continue to decline. Because of the general economic slowdown we are currently experiencing, these loans represent higher risk and could result in a sharp increase in our total net-charge offs and could require us to significantly increase our allowance for loan losses, which could have a material adverse effect on our financial condition or results of operations.

Changes in prevailing interest rates may negatively affect net income and the value of our assets.
Changes in prevailing interest rates may negatively affect the level of net interest revenue, the primary component of our net income. Federal Reserve Board policies, including interest rate policies, determine in large part our cost of funds for lending and investing and the return we earn on those loans and investments, both of which affect our net interest revenue. In a period of changing interest rates, interest expense may increase at different rates than the interest earned on assets. Accordingly, changes in interest rates could decrease net interest revenue. At June 30, 2009, our simulation model indicated that a 200 basis point increase in rates over the next twelve months would cause an approximate 1.2% decrease in net interest revenue and a 25 basis point decrease in rates over the next twelve months would cause an approximate 0.6% increase in net interest revenue. We used 25 basis points in the down rate scenario since the targeted Federal Funds rate was at 25 basis points and therefore short-term rates could not move down more than 25 basis points. Changes in the interest rates may negatively affect the value of our assets and our ability to realize gains or avoid losses from the sale of those assets, all of which also ultimately affect earnings. In addition, an increase in interest rates may decrease the demand for loans.
If our allowance for loan losses is not sufficient to cover actual loan losses, earnings would decrease.
Our loan customers may not repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to assure repayment. We may experience significant loan losses which would have a material adverse effect on our operating results. Our management makes various assumptions and judgments about the collectibility of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. We maintain an allowance for loan losses in an attempt to cover any loan losses inherent in the loan portfolio. In determining the size of the allowance, our management relies on an analysis of the loan portfolio based on historical loss experience, volume and types of loans, trends in classification, volume and real estate values, trends in delinquencies and non-accruals, national and local economic conditions and other pertinent information. As a result of these considerations, we have from time to time increased our allowance for loan losses. For the quarter ended June 30, 2009, we recorded a provision for loan losses of $60.0 million, compared to $15.5 million for the second quarter of 2008. If those assumptions are incorrect, the allowance may not be sufficient to cover future loan losses and adjustments may be necessary to allow for different economic conditions or adverse developments in the loan portfolio.

We may be subject to losses due to fraudulent and negligent conduct of our loan customers, third party service providers and employees.
When we make loans to individuals or entities, we rely upon information supplied by borrowers and other third parties, including information contained in the applicant’s loan application, property appraisal reports, title information and the borrower’s net worth, liquidity and cash flow information. While we attempt to verify information provided through available sources, we cannot be certain all such information is correct or complete. Our reliance on incorrect or incomplete information could have a material adverse effect on our financial condition or results of operations.
Our future earnings could be adversely affected by non-cash charges for goodwill impairment, if a future test of goodwill indicates that goodwill has been impaired.
As prescribed by Accounting Standards Codification (“ASC”) Topic 350, “Intangibles — Goodwill and Other,” we undertake an annual review of the goodwill asset balance reflected in our financial statements. We conduct an annual review, unless there has been a triggering event prescribed by applicable accounting rules that warrants an earlier interim testing for possible goodwill impairment. In the first quarter of 2009, we conducted an interim test and discovered we had a $70 million non-cash charge for goodwill impairment as a result of such interim testing. As discussed in the section entitled “Prospectus Supplement Summary — Recent Developments,” we are in the process of performing an interim goodwill impairment test due to our continuing credit losses. As of June 30, 2009, we had $235.6 million in goodwill. Based on our preliminary review, we believe that goodwill impairment charges for the third quarter of 2009, if any, should not exceed $35 million. Future goodwill impairment tests may result in future non-cash charges, which could adversely affect our earnings for any such future period.
We have a deferred tax asset and cannot assure that it will be fully realized.
We calculate income taxes in accordance with ASC Topic 740, “Income Taxes”, which requires the use of the asset and liability method. In accordance with ASC 740, we regularly assess available positive and negative evidence to determine whether it is more likely than not that our deferred tax asset balances will be recovered. At December 31, 2008, we had a net deferred tax asset of $14.1 million, and as of June 30, 2009, our net deferred tax asset was $21.5 million. Realization of a deferred tax asset requires us to apply significant judgment and is inherently speculative because it requires the future occurrence of circumstances that cannot be predicted with certainty. We may not achieve sufficient future taxable income as the basis for the ultimate realization of our net deferred tax asset and therefore we may have to establish a full or partial valuation allowance at some point in the future. If we determine that a valuation allowance is necessary, it would require us to incur a charge to our results of operations that would adversely affect our capital position and financial condition.

Competition from financial institutions and other financial service providers may adversely affect our profitability.
The banking business is highly competitive and we experience competition in each of our markets from many other financial institutions. We compete with banks, credit unions, savings and loan associations, mortgage banking firms, securities brokerage firms, insurance companies, money market funds and other mutual funds, as well as community, super-regional, national and international financial institutions that operate offices in its market areas and elsewhere. We compete with these institutions both in attracting deposits and in making loans. Many of our competitors are well-established, larger financial institutions that are able to operate profitably with a narrower net interest margin and have a more diverse revenue base. We may face a competitive disadvantage as a result of our smaller size, more limited geographic diversification and inability to spread costs across broader markets. Although we compete by concentrating marketing efforts in our primary markets with local advertisements, personal contacts and greater flexibility and responsiveness in working with local customers, customer loyalty can be easily influenced by a competitor’s new products and our strategy may or may not continue to be successful.
The terms governing the issuance of the preferred stock to Treasury may be changed, the effect of which may have an adverse effect on our operations.
The terms of the Letter Agreement and Securities Purchase Agreement, dated December 5, 2008 in which we entered into with Treasury (the “Purchase Agreement”) provides that Treasury may unilaterally amend any provision of the Purchase Agreement to the extent required to comply with any changes in applicable federal law that may occur in the future. We have no control over any change in the terms of the transaction may occur in the future. Such changes may place restrictions on our business or results of operation, which may adversely affect the market price of our common stock.
We may face risks with respect to future expansion and acquisitions.
We may engage in de novo branch expansion and, if the appropriate business opportunity becomes available, we may seek to acquire other financial institutions or parts of those institutions, including in FDIC-assisted transactions. These involve a number of risks, including:
•	the potential inaccuracy of the estimates and judgments used to evaluate credit, operations, management and market risks with respect to an acquired branch or institution, a new branch office or a new market;

•	the time and costs of evaluating new markets, hiring or retaining experienced local management and opening new offices and the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse effects on results of operations;

•	the loss of key employees and customers of an acquired branch or institution;

•	the difficulty or failure to successfully integrate the acquired financial institution or portion of the institution; and

•	the temporary disruption of our business or the business of the acquired institution.

Risks Related to Legislative and Regulatory Events
Changes in laws and regulations or failures to comply with such laws and regulations may adversely affect our financial condition and results of operations.
We and our subsidiary bank are heavily regulated by federal and state authorities. This regulation is designed primarily to protect depositors, federal deposit insurance funds and the banking system as a whole, but not shareholders. Congress and state legislatures and federal and state regulatory authorities continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including interpretation and implementation of statutes, regulations or policies, including EESA, ARRA and TARP could affect us in substantial and unpredictable ways, including limiting the types of financial services and products we may offer or increasing the ability of non-banks to offer competing financial services and products. While we cannot predict the regulatory changes that may be borne out of the current economic crisis, and we cannot predict whether we will become subject to increased regulatory scrutiny by any of these regulatory agencies, any regulatory changes or scrutiny could increase or decrease the cost of doing business, limit or expand our permissible activities, or affect the competitive balance among banks, credit unions, savings and loan associations and other institutions. We cannot predict whether new legislation will be enacted and, if enacted, the effect that it, or any regulations, would have on our business, financial condition, or results of operations.
Federal and state regulators have the ability to impose substantial sanctions, restrictions and requirements on our banking and nonbanking subsidiaries if they determine, upon examination or otherwise, violations of laws, rules or regulations with which we or our subsidiaries must comply, or weaknesses or failures with respect to general standards of safety and soundness. Such enforcement may be formal or informal and can include directors’ resolutions, memoranda of understanding, cease and desist orders, civil money penalties and termination of deposit insurance and bank closures. Enforcement actions may be taken regardless of the capital level of the institution. In particular, institutions that are not sufficiently capitalized in accordance with regulatory standards may also face capital directives or prompt corrective action. Enforcement actions may require certain corrective steps (including staff additions or changes), impose limits on activities (such as lending, deposit taking, acquisitions or branching), prescribe lending parameters (such as loan types, volumes and terms) and require additional capital to be raised, any of which could adversely affect our financial condition and results of operations. The imposition of regulatory sanctions, including monetary penalties, may have a material impact on our financial condition or results of operations, and damage to our reputation, and loss of our holding company status. In addition, compliance with any such action could distract management’s attention from our operations, cause us to incur significant expenses, restrict us from engaging in potentially profitable activities, and limit our ability to raise capital. A bank closure would result in a total loss of your investment.

We are presently subject to, and in the future may become subject to, enforcement actions that could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.
Effective April 2009, we voluntarily adopted a board resolution proposed to us by the Federal Reserve Bank of Atlanta pursuant to which we agreed to not incur additional indebtedness, pay cash dividends , make payments on our trust preferred securities or repurchase outstanding stock without regulatory approval. We also agreed to provide written confirmation of our compliance with the resolution periodically to the Federal Reserve. In addition, our subsidiary bank is currently being examined by the FDIC. The examiners have substantially completed their field work but have not yet prepared the Report of Examination. The examiners have preliminarily indicated that, based on the bank’s capital at June 30, 2009 relative to its classified loans as of June 30, 2009 and addition loans classified by the FDIC during the course of its examination subsequent thereto, they expect to recommend that the FDIC enter into some form of informal memorandum of understanding or formal enforcement action with the bank based on the results of the FDIC’s examination. Any such suggestion by the examiners is subject to review and must be confirmed or overruled by more senior FDIC officials at the FDIC’s Atlanta Regional Office and is subject to further possible review by FDIC officials in Washington.
If we are unable to raise enough capital, reduce our classified assets or comply with the Federal Reserve Board resolution or if our regulators otherwise elect to recommend an enforcement action against the bank, then we could become subject to additional, heightened enforcement actions and orders, possibly including cease and desist orders, prompt corrective actions and/or other regulatory enforcement actions. If our regulators were to take such additional enforcement actions, then we could, among other things, become subject to significant restrictions on our ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both. The terms of any such enforcement action could have a material negative effect on our business, operations, financial condition, results of operations or the value of our common stock.
The failure of other financial institutions could adversely affect us.
Our ability to engage in routine transactions, including for example funding transactions, could be adversely affected by the actions and potential failures of other financial institutions. We have exposure to many different industries and counterparties, and we routinely execute transactions with a variety of counterparties in the financial services industry. As a result, defaults by, or even rumors or concerns about, one or more financial institutions with which we do business, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral we hold cannot be sold at prices that are sufficient for us to recover the full amount of our exposure. Any such losses could materially and adversely affect our financial condition or results of operations.

The FDIC has imposed a special assessment on all FDIC-insured institutions, which will decrease our earnings in 2009, and future special assessments could adversely affect our earnings in future periods.
In May 2009, the FDIC announced that it had voted to levy a special assessment on insured institutions in order to facilitate the rebuilding of the Deposit Insurance Fund. The assessment is equal to five basis points of our subsidiary bank’s total assets minus Tier 1 capital as of June 30, 2009. This represents a charge of approximately $3.9 million which was recorded as a pre-tax charge during the second quarter of 2009. The FDIC has indicated that future special assessments are possible, although it has not determined the magnitude or timing of any future assessments. Any such future assessments will decrease our earnings.”
Forward-Looking Information
This Form 8-K contains forward-looking statements, including, without limitation, statements about United Community Banks, Inc.’s plans, strategies and prospects and our financial outlook and business environment. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “goals,” “would,” “could,” “should” and other expressions which indicate future events and trends identify forward-looking statements. The forward-looking statements include, among others, our statements regarding: (1) our ability to become profitable, (2) our ability to avoid regulatory actions more serious than an informal memorandum of understanding, (3) the results of our most recent internal stress test, (4) our ability to raise capital, maintain liquidity and access other sources of funding, (5) the success of the local economies in which we operate, (6) our concentration of residential and commercial construction and development loans, (7) the sufficiency of our allowance for loan losses, (8) non-cash charges resulting from goodwill impairment testing, and (9) our ability to fully realize deferred tax assets. These statements are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on our current assumptions, expectations and projections about future events.
Although we believe that our current assumptions, expectations and projections reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct or that the benefits anticipated with respect to the forward-looking statements will be achieved. Important risks, uncertainties and other factors, some of which may be beyond our control, that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, (i) our ability to raise capital, (ii) increased capital requirements mandated by our regulators, (iii) variation in interest rates, (iv) continued deterioration in the credit quality of certain loans, (v) the effect of credit risk exposure, (vi) declines in the value of our assets, (vii) financial market and economic conditions generally and in the markets in which we operate, and (viii) recent and ongoing changes to the state and federal regulatory schemes under which we and other financial services companies operate, as well as those risks discussed in our filings with SEC, including those discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other documents filed by us with the SEC after the date thereof, including in this Current Report on Form 8-K. Forward-looking statements speak only as of the date made. We assume no responsibility to update or revise forward-looking statements and caution readers, listeners and conference attendees not to place undue reliance on any such statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and Chief Financial Officer
September 24, 2009